Exhibit (17)(d)

Schedule of investments

August 31, 2014

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Short-Term Investments — 100.1%
Alabama — 3.1%
Huntsville, AL, Health Care Authority, TECP:
Huntsville Hospital	0.100%	9/4/14	$13,050,000	$13,050,000
Huntsville Hospital	0.070%	9/16/14	7,200,000	7,200,000
Total Alabama				20,250,000
Alaska — 1.7%
Alaska Industrial Development & Export Authority Revenue, Greater Fairbanks Community Hospital Foundation Inc., LOC-Bank of Montreal	0.040%	4/1/29	10,635,000	10,635,000	(a)(b)
Arkansas — 0.0%
Fort Smith, AR, Sales & Use Tax Revenue	3.000%	5/1/15	250,000	254,435
California — 3.9%
Alameda, CA, Public Financing Authority, Multi-Family Revenue, LIQ-FNMA	0.050%	5/15/35	1,570,000	1,570,000	(a)(b)
California Infrastructure & Economic Development Bank Revenue, Loyola High School District, LOC-First Republic Bank, FHLB	0.050%	12/1/35	4,900,000	4,900,000	(a)(b)
California State Health Facilities Financing Authority Revenue, Scripps Health, LOC-Bank of America N.A.	0.050%	10/1/31	1,500,000	1,500,000	(a)(b)
California State, GO, LOC-JPMorgan Chase	0.020%	5/1/40	100,000	100,000	(a)(b)
California Statewide CDA Revenue:
Kaiser Permanente	0.030%	4/1/38	4,000,000	4,000,000	(a)(b)
Kaiser Permanente	0.030%	4/1/45	2,000,000	2,000,000	(a)(b)
Kaiser Permanente	0.030%	4/1/46	400,000	400,000	(a)(b)
Painted Turtle Gang Camp Foundation, LOC-Wells Fargo Bank N.A.	0.030%	4/1/33	400,000	400,000	(a)(b)
Central Basin Municipal Water District, CA, COP, LOC-U.S. Bank N.A.	0.030%	8/1/37	740,000	740,000	(a)(b)
Irvine Ranch, CA, Water District, GO, Consolidated Improvement District, LOC-Bank of America N.A.	0.020%	10/1/41	1,500,000	1,500,000	(a)(b)
Los Angeles, CA, Department of Water & Power Revenue, Royal Bank of Canada	0.020%	7/1/35	3,900,000	3,900,000	(a)(b)
Roseville, CA, Joint Union High School District, GO, TRAN	2.000%	9/18/14	1,000,000	1,000,789
San Francisco, CA, City & County Airports Commission, International Airport Revenue, LOC-Bank of Tokyo-Mitsubishi UFJ	0.040%	5/1/26	1,600,000	1,600,000	(a)(b)
Santa Clara Valley, CA, Transportation Authority, Sales Tax Revenue:
SPA-JPMorgan Chase	0.030%	4/1/36	100,000	100,000	(a)(b)
SPA-Sumitomo Mitsui Banking	0.040%	4/1/36	1,400,000	1,400,000	(a)(b)
Total California				25,110,789

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	9

Schedule of investments (cont’d)

August 31, 2014

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Colorado — 1.1%
Arapahoe County, CO, Exelsior Youth Centers Inc., LOC-US Bank	0.060%	12/1/15	$790,000	$790,000	(a)(b)
Colorado Educational and Cultural Facilities, Nature Conservancy, Project A	0.060%	7/1/27	122,000	122,000	(a)(b)
Colorado HFA Revenue, Multi-Family Project, SPA-FHLB	0.050%	10/1/30	2,760,000	2,760,000	(a)(b)
Colorado Springs, CO, Utilities Revenue, SPA-Bank of America N.A.	0.070%	11/1/23	3,500,000	3,500,000	(a)(b)
Total Colorado				7,172,000
Connecticut — 4.3%
Connecticut Innovations Inc., CT, Revenue:
Connecticut State General Fund Obligation	4.000%	4/15/15	100,000	102,326
ISO New England Inc. Project, LOC-TD Bank N.A.	0.040%	12/1/39	8,200,000	8,200,000	(a)(b)
Connecticut State HEFA Revenue:
Choate Rosemary Hall, LOC-JPMorgan Chase	0.050%	7/1/37	130,000	130,000	(a)(b)
Hotchkiss School, SPA-U.S. Bank N.A.	0.050%	7/1/30	4,600,000	4,600,000	(a)(b)
Trinity College, LOC-JPMorgan Chase	0.050%	7/1/34	400,000	400,000	(a)(b)
Wesleyan University	0.030%	7/1/40	400,000	400,000	(a)(b)
Westover School, LOC-TD Bank N.A.	0.050%	7/1/30	4,100,000	4,100,000	(a)(b)
Yale University	0.020%	7/1/35	100,000	100,000	(a)(b)
Yale University	0.020%	7/1/36	400,000	400,000	(a)(b)
Connecticut State HFA, Housing Mortgage Finance Program Revenue:
SPA-Bank of Tokyo-Mitsubishi UFJ	0.070%	5/15/34	800,000	800,000	(a)(b)
SPA-Bank of Tokyo-Mitsubishi UFJ	0.050%	11/15/34	500,000	500,000	(a)(b)
SPA-Bank of Tokyo-Mitsubishi UFJ	0.070%	11/15/41	8,000,000	8,000,000	(a)(b)
Total Connecticut				27,732,326
District of Columbia — 1.9%
District of Columbia Revenue:
American Sociological Association, LOC-PNC Bank N.A.	0.060%	12/1/37	5,520,000	5,520,000	(a)(b)
Washington Center for Internships and Academic Seminars, LOC-Branch Banking & Trust	0.040%	2/1/48	6,815,000	6,815,000	(a)(b)
Total District of Columbia				12,335,000
Florida — 3.8%
Florida State Turnpike Authority Revenue, Department of Transportation	5.000%	7/1/15	100,000	103,865
Gainesville, FL, Utilities System Revenue, SPA-JPMorgan Chase	0.030%	10/1/42	2,400,000	2,400,000	(a)(b)
Highlands County, FL, Health Facilities Authority Revenue:
Adventist Health System	0.040%	11/15/26	1,900,000	1,900,000	(a)(b)
Adventist Health System	0.040%	11/15/34	4,500,000	4,500,000	(a)(b)
Adventist Health System	0.050%	11/15/35	2,000,000	2,000,000	(a)(b)

See Notes to Financial Statements.

10	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Florida — continued
Hospital Adventist Health System	0.040%	11/15/33	$8,200,000	$8,200,000	(a)(b)
Hillsborough County, FL, School Board COP, Master Lease, NATL, LOC-Wells Fargo Bank N.A.	0.030%	7/1/30	290,000	290,000	(a)(b)
JEA, FL, St. Johns River Power Park System Revenue	4.000%	10/1/14	130,000	130,400
JEA, FL, St. Johns River Power Park System Revenue, NATL	5.000%	10/1/14	100,000	100,385
JEA, FL, Water & Sewer Revenue	2.000%	10/1/14	255,000	255,365
JEA, FL, Water & Sewer Revenue	4.000%	10/1/14	150,000	150,461
Miami-Dade County, FL, Special Obligation, Juvenile Courthouse, AMBAC, LOC-TD Bank N.A.	0.040%	4/1/43	2,600,000	2,600,000	(a)(b)
Orange County, FL, Housing Finance Authority, Walk Apartments LLC, FNMA, LIQ-FNMA	0.050%	6/1/25	1,595,000	1,595,000	(a)(b)
Orlando, FL, Utilities Commission, Utility System Revenue	4.000%	10/1/14	100,000	100,309
Total Florida				24,325,785
Georgia — 0.8%
Atlanta, GA, Development Authority Revenue, Georgia Aquarium Inc. Project, LOC-SunTrust Bank & FHLB	0.040%	10/1/33	3,800,000	3,800,000	(a)(b)
Metropolitan Atlanta Rapid Transit Authority, GA, Sales Tax Revenue, PNC Bank	0.050%	7/1/25	1,115,000	1,115,000	(a)(b)
Total Georgia				4,915,000
Illinois — 11.0%
Bloomington & Normal, IL, Airport Authority Revenue, Central Illinois Regional Airport, LOC-Northern Trust Co.	0.090%	1/1/27	1,915,000	1,915,000	(a)(b)
Chicago, IL, Tax Increment Revenue, Tax Allocation Bonds, Near North Redevelopment Project, Senior Lien, LOC-Bank of New York Mellon	0.070%	1/1/19	23,365,000	23,365,000	(a)(b)
Illinois Development Finance Authority Revenue, Goodman Theatre Project, LOC-Bank One N.A., Northern Trust Co.	0.050%	12/1/33	2,900,000	2,900,000	(a)(b)
Illinois Finance Authority Revenue:
Everest Academy of Lemont Inc., LOC-First Midwest Bank N.A., FHLB	0.150%	2/1/34	5,700,000	5,700,000	(a)(b)
Illinois College, LOC-U.S. Bank	0.040%	10/1/30	6,410,000	6,410,000	(a)(b)
Loyola Academy, LOC-JPMorgan Chase	0.050%	10/1/37	10,000,000	10,000,000	(a)(b)
Northwestern Memorial Hospital, SPA-UBS AG	0.050%	8/15/42	1,875,000	1,875,000	(a)(b)
Illinois Finance Authority, MFH Revenue, Liberty Towers Associates, LOC-Harris N.A.	0.070%	10/1/39	1,555,000	1,555,000	(a)(b)
Illinois State Development Finance Authority, Fenwick High School Project Revenue, LOC-PNC Bank N.A.	0.050%	3/1/32	6,150,000	6,150,000	(a)(b)
Illinois State EFA Revenue, The Adler Planetarium, LOC-PNC Bank N.A.	0.050%	4/1/31	4,000,000	4,000,000	(a)(b)
Illinois State Health Facilities Authority Revenue, Evanston Hospital Corp., SPA-Wells Fargo Bank N.A.	0.040%	6/1/35	3,507,000	3,507,000	(a)(b)

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	11

Schedule of investments (cont’d)

August 31, 2014

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Illinois — continued
Illinois State Toll Highway Authority, Toll Highway Revenue, LOC-PNC Bank N.A.	0.050%	7/1/30	$1,000,000	$1,000,000	(a)(b)
University of Illinois, COP, PART, SPA-Bank of America	0.070%	8/15/21	2,790,000	2,790,000	(a)(b)
Total Illinois				71,167,000
Indiana — 4.0%
Indiana Finance Authority Midwestern Disaster Relief Revenue, Ohio Valley Electric Corp. Project, LOC-Bank of Nova Scotia	0.050%	6/1/40	9,000,000	9,000,000	(a)(b)
Indiana State Finance Authority Revenue, Lease Appropriation, SPA-JPMorgan Chase	0.040%	2/1/37	2,700,000	2,700,000	(a)(b)
Indianapolis, IN, MFH Revenue, Washington Pointe LP Project, FNMA, LIQ-FNMA	0.050%	4/15/39	4,485,000	4,485,000	(a)(b)
St. Joseph County, IN, EDR, Logan Community Resources Inc. Project, LOC-PNC Bank N.A.	0.060%	5/1/34	2,440,000	2,440,000	(a)(b)
St. Joseph County, IN, Educational Facilities Revenue, University of Notre Dame Du Lac, LIQ-Northern Trust Co.	0.030%	3/1/40	7,200,000	7,200,000	(a)(b)
Total Indiana				25,825,000
Iowa — 0.1%
Iowa State Finance Authority Health Facilities Revenue, Unity Point HealthCare, LOC-Union Bank N.A.	0.050%	2/15/39	500,000	500,000	(a)(b)
Kentucky — 1.3%
Berea, KY:
Educational Facilities Revenue, Berea College Project	0.040%	6/1/29	955,000	955,000	(a)(b)
Educational Facilities Revenue, Berea College Project	0.040%	6/1/32	600,000	600,000	(a)(b)
Kentucky Economic Development Finance Authority, Hospital Facilities Revenue, Baptist Healthcare System, LOC-Branch Banking & Trust	0.040%	8/15/38	5,000,000	5,000,000	(a)(b)
Williamstown, KY, League of Cities Funding Trust Lease Revenue, LOC-U.S. Bank N.A.	0.060%	7/1/38	1,700,000	1,700,000	(a)(b)
Total Kentucky				8,255,000
Louisiana — 4.5%
Louisiana State PFA Revenue:
Tiger Athletic Foundation, LOC-Capital One N.A., FHLB	0.050%	9/2/33	6,900,000	6,900,000	(a)(b)
Tiger Athletic Foundation, LOC-Capital One N.A., FHLB	0.050%	9/2/39	12,125,000	12,125,000	(a)(b)
St. James Parish, LA, Revenue, Nustar Logistics LP Project, LOC-JPMorgan Chase	0.070%	12/1/40	10,000,000	10,000,000	(a)(b)
Total Louisiana				29,025,000
Maine — 0.0%
Windham, ME, GO	3.000%	11/1/14	100,000	100,451
Maryland — 1.2%
Maryland State Department of Transportation County, Transportation Revenue, NATL	3.500%	12/1/14	110,000	110,880

See Notes to Financial Statements.

12	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Maryland — continued
Maryland State Department of Transportation, Consolidated Transportation Revenue	5.250%	12/15/14	$100,000	$101,414
Maryland State Health & Higher EFA Revenue, University of Maryland Medical System, LOC-TD Bank N.A.	0.040%	7/1/41	4,000,000	4,000,000	(a)(b)
Montgomery County, MD, Housing Opportunities Commission, Multi-Family Revenue, Housing Development, GNMA, FNMA, FHLMC, FHA, LOC-FNMA, FHLMC	0.040%	7/1/36	1,530,000	1,530,000	(a)(b)
University System of Maryland Auxiliary Facility and Tuition Revenue	4.000%	10/1/14	100,000	100,305
Washington County, MD, EDR, St. James School Project, LOC-PNC Bank NA	0.060%	11/1/29	2,000,000	2,000,000	(a)(b)
Total Maryland				7,842,599
Massachusetts — 2.3%
Haverhill, MA, GO, State Aid Anticipation Notes	1.250%	12/12/14	1,000,000	1,002,497
Massachusetts State DFA Revenue:
Bancroft Schools & Communities Inc., LOC-TD Bank N.A.	0.050%	9/1/31	2,755,000	2,755,000	(a)(b)
Partners Healthcare System, LOC-Bank of New York	0.040%	7/1/48	2,500,000	2,500,000	(a)(b)
Partners Healthcare Systems Inc., SPA-Wells Fargo Bank N.A.	0.030%	7/1/46	1,900,000	1,900,000	(a)(b)
Massachusetts State HEFA Revenue:
Partners Healthcare Systems, SPA-JPMorgan Chase	0.030%	7/1/27	3,800,000	3,800,000	(a)(b)
Wellesley College	0.030%	7/1/39	2,100,000	2,100,000	(a)(b)
Massachusetts State IFA Revenue, Nova Realty Trust, LOC-TD Bank N.A.	0.040%	12/1/24	600,000	600,000	(a)(b)
Massachusetts State, GO, Consolidated Loan	4.000%	1/1/15	275,000	278,444
Somerville, MA, GO	3.000%	2/15/15	100,000	101,238
Total Massachusetts				15,037,179
Michigan — 0.5%
Michigan State Strategic Fund Ltd. Obligation Revenue, Kroger Co. Recovery Zone, LOC-Bank of Tokyo-Mitsubishi UFJ	0.050%	1/1/26	3,100,000	3,100,000	(a)(b)
University of Michigan Revenue	4.000%	4/1/15	100,000	102,183
Total Michigan				3,202,183
Minnesota — 3.7%
Richfield, MN, GO, Capital Improvement Plan	3.750%	2/1/15	105,000	106,516
Rochester, MN, Health Care Facilities Revenue:
Mayo Clinic, SPA-Northern Trust Co.	0.030%	11/15/38	8,350,000	8,350,000	(a)(b)
Mayo Foundation, SPA-Bank of America N.A.	0.030%	8/15/32	15,000,000	15,000,000	(a)(b)
St. Paul, MN, Sewer Revenue	2.000%	12/1/14	100,000	100,434
University of Minnesota Revenue	5.000%	12/1/14	100,000	101,171
Total Minnesota				23,658,121

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	13

Schedule of investments (cont’d)

August 31, 2014

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Missouri — 0.5%
Missouri Development Finance Board, MO, Kauffman Center, SPA-Bank of America	0.050%	6/1/37	$2,600,000	$2,600,000	(a)(b)
Missouri State HEFA, Educational Facilities Revenue, St. Louis Priory School Project, LOC-U.S. Bank N.A.	0.080%	2/1/33	900,000	900,000	(a)(b)
Total Missouri				3,500,000
Nebraska — 0.0%
Lincoln West Haymarket, NE, Joint Public Agency, GO	2.000%	12/15/14	220,000	221,086
New Hampshire — 0.3%
New Hampshire State HEFA Revenue, University System	0.100%	7/1/33	1,800,000	1,800,000	(a)(b)
New Jersey — 2.7%
Bergen County, NJ, GO	3.250%	11/1/14	105,000	105,513
East Brunswick Township, NJ, GO, BAN	1.000%	3/20/15	2,185,000	2,194,315
Essex County, NJ, Utilities Authority Revenue, County GTD, Project Notes	2.000%	11/7/14	300,000	300,928
Flemington Raritan, NJ, Regional School District, GO, NATL, School Board Reserve Fund	5.700%	2/1/15	400,000	409,028
Hudson County, NJ, Improvement Authority Revenue, County GTD Pooled Notes	1.000%	5/13/15	2,350,000	2,361,725
Lakewood Township, NJ, GO, BAN	1.000%	4/9/15	1,900,000	1,905,236
Lower Township, NJ, Municipal Utilities Authority Revenue	2.000%	12/1/14	185,000	185,732
Monmouth County, NJ, Improvement Authority Revenue:
Governmental Pooled Loan Notes, County GTD	2.000%	12/4/14	1,200,000	1,205,550
Governmental Pooled Loan, County GTD	4.000%	12/1/14	200,000	201,862
Ocean County, NJ, GO, College Capital Improvement	2.000%	11/1/14	145,000	145,428
River Vale, NJ, GO, BAN	1.000%	10/10/14	6,925,000	6,929,266
South Brunswick Township, NJ, GO	1.000%	10/1/14	220,000	220,130
Sussex County, NJ, Municipal Utilities Authority Revenue, Paulins Kill Basin Water Reclamation System Project Notes, County GTD	1.500%	2/13/15	1,184,000	1,189,861
Total New Jersey				17,354,574
New York — 13.3%
Bethlehem, NY, CSD, GO, BAN	1.000%	7/22/15	800,000	804,593
Chili, NY, GO, BAN	1.000%	12/19/14	500,000	500,325
Clinton, NY, CSD, GO, BAN	1.000%	6/25/15	1,100,000	1,104,452
Corinth, NY, CSD, GO, BAN	1.000%	12/18/14	1,044,181	1,045,160
East Rockaway, NY, GO, BAN	1.000%	6/11/15	1,338,000	1,344,712
Eastchester, NY, GO, BAN	1.250%	7/22/15	800,000	806,008
Hamburg Town, NY, GO, BAN	1.000%	7/9/15	2,580,900	2,595,568
Kingston, NY, GO, BAN	1.000%	10/30/14	625,000	625,310
Lindenhurst, NY, GO, BAN, Public Improvement	1.000%	8/14/15	2,500,000	2,515,377

See Notes to Financial Statements.

14	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
New York — continued
Long Island, NY, Power Authority Revenue, LOC-TD Bank N.A.	0.030%	12/1/29	$2,400,000	$2,400,000	(a)(b)
Mamaroneck Village, NY, GO, BAN	1.000%	9/4/14	1,800,000	1,800,096
MTA, NY, Dedicated Tax Fund Revenue, LOC-State Street B&T Co.	0.040%	11/1/22	1,000,000	1,000,000	(a)(b)
Nassau County, NY, GO, TAN	2.000%	9/15/14	4,750,000	4,752,646
Nassau County, NY, Interim Finance Authority Revenue, LOC-Sumitomo Mitusi Banking, Sales Tax Secured	0.050%	11/15/21	11,150,000	11,150,000	(a)(b)
Nassau Health Care Corp., NY, Revenue:
LOC-TD Bank N.A.	0.040%	8/1/29	5,700,000	5,700,000	(a)(b)
Nassau County GTD, LOC-Wells Fargo Bank N.A.	0.060%	8/1/29	5,375,000	5,375,000	(c)
New York City, NY, GO:
LOC-JPMorgan Chase	0.040%	8/1/21	1,000,000	1,000,000	(a)(b)
LOC-Morgan Guaranty Trust	0.040%	8/1/20	2,800,000	2,800,000	(a)(b)
New York City, NY, HDC, MFH Revenue, LIQ-JPMorgan Chase	0.030%	5/1/18	4,200,000	4,200,000	(a)(b)
New York City, NY, Industrial Development Agency, Civic Facility Revenue, Jewish Board of Family and Children’s Services Inc., LOC-TD Bank N.A.	0.040%	7/1/25	585,000	585,000	(a)(b)
New York City, NY, Municipal Water Finance Authority, Water & Sewer System Revenue, SPA-Dexia Credit Local	0.050%	6/15/33	2,000,000	2,000,000	(a)(b)
New York City, NY, TFA Revenue:
New York City Recovery Project Revenue, SPA-Royal Bank of Canada	0.030%	11/1/22	5,800,000	5,800,000	(a)(b)
New York City Recovery Project Revenue, SPA-Royal Bank of Canada	0.040%	11/1/22	3,150,000	3,150,000	(a)(b)
New York State Dormitory Authority Revenue:
Non-State Supported Debt, Rockefeller University, SPA-JPMorgan Chase	0.060%	7/1/32	1,700,000	1,700,000	(a)(b)
Wagner College, LOC-TD Bank N.A.	0.040%	7/1/28	1,100,000	1,100,000	(a)(b)
New York State Housing Finance Agency Revenue:
42nd & 10th Housing, FHLMC, LIQ-FHLMC	0.030%	11/1/41	1,500,000	1,500,000	(a)(b)
Gotham West Housing, LOC-Wells Fargo Bank N.A.	0.030%	5/1/45	1,100,000	1,100,000	(a)(b)
Gotham West Housing, LOC-Wells Fargo Bank N.A.	0.030%	5/1/45	100,000	100,000	(a)(b)
Housing 160 Madison Avenue LLC, LOC-PNC Bank N.A.	0.030%	11/1/46	855,000	855,000	(a)(b)
New York, NY, GO, LOC-Bank of Tokyo-Mitsubishi UFJ	0.040%	4/1/42	1,500,000	1,500,000	(a)(b)
Ossining Town, NY, GO, BAN	1.000%	8/21/15	400,000	401,774
Pawling, NY, CSD, GO, BAN	1.000%	2/18/15	1,000,000	1,002,620	(d)
Pleasantville, NY, GO, BAN	1.000%	8/21/15	750,000	754,342
Spencerport, NY, CSD, GO, BAN	1.000%	6/24/15	2,700,000	2,714,167

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	15

Schedule of investments (cont’d)

August 31, 2014

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
New York — continued
Triborough Bridge & Tunnel Authority, NY, Revenues:
LOC-U.S. Bank N.A.	0.040%	1/1/33	$2,200,000	$2,200,000	(a)(b)
LOC-U.S. Bank N.A.	0.040%	11/1/35	3,200,000	3,200,000	(a)(b)
Westchester County, NY, Industrial Development Agency, Civic Facility Revenue, Northern Westchester Hospital Association, LOC-TD Bank N.A.	0.040%	11/1/24	2,500,000	2,500,000	(a)(b)
Westhampton Beach, NY, Fire District, GO, BAN	1.000%	8/4/15	1,100,000	1,104,337
Yorktown, NY, CSD, GO, TAN	1.000%	10/31/14	800,000	800,936
Total New York				85,587,423
North Carolina — 11.0%
Charlotte, NC, Airport Revenue, Charlotte Douglas, LOC-Wells Fargo Bank N.A.	0.040%	7/1/39	1,030,000	1,030,000	(a)(b)
Charlotte, NC, COP:
2003 Governmental Facilities Project	0.040%	6/1/33	11,660,000	11,660,000	(a)(b)
Central Yard Project, SPA-Bank of America N.A.	0.050%	3/1/25	5,000,000	5,000,000	(a)(b)
Charlotte, NC, Water & Sewer System Revenue:
SPA-Depfa Bank PLC	0.040%	7/1/36	3,240,000	3,240,000	(a)(b)
SPA-Wells Fargo Bank N.A.	0.040%	7/1/27	2,500,000	2,500,000	(a)(b)
Fayetteville, NC, Public Works Commission Revenue, Fayetteville Public Works	5.000%	3/1/15	100,000	102,339
Guilford County, NC, GO, SPA-Wells Fargo Bank N.A.	0.040%	3/1/25	6,820,000	6,820,000	(a)(b)
North Carolina Capital Facilities Finance Agency, Educational Facilities Revenue, Guilford College Project, LOC-Branch Banking & Trust	0.040%	5/1/24	2,805,000	2,805,000	(a)(b)
North Carolina Medical Care Commission, Southeastern Regional Medical Center, LOC-BB&T Corp.	0.040%	6/1/37	2,360,000	2,360,000	(a)(b)
North Carolina Medical Care Commission, Health Care Facilities Revenue, First Mortgage Deerfield, LOC-Branch Banking & Trust	0.040%	11/1/38	5,000,000	5,000,000	(a)(b)
North Carolina State Capital Facilities Finance Agency, Educational Facilities Revenue:
Meredith College, LOC-Wells Fargo Bank N.A.	0.050%	6/1/38	795,000	795,000	(a)(b)
Summit School Inc. Project, LOC-Branch Banking & Trust	0.040%	6/1/33	2,655,000	2,655,000	(a)(b)
North Carolina State Capital Facilities Finance Agency, Recreational Facilities Revenue, YMCA of Greater Charlotte Project, LOC-Wells Fargo Bank N.A.	0.040%	4/1/29	2,515,000	2,515,000	(a)(b)
North Carolina State Medical Care Commission, Health Care Facilities Revenue, Rex Healthcare	5.000%	7/1/15	100,000	103,770
North Carolina State, GO	4.000%	3/1/15	100,000	101,866
Orange, NC, Water & Sewer Authority, System Revenue, SPA-Wells Fargo Bank N.A.	0.040%	7/1/29	12,400,000	12,400,000	(a)(b)

See Notes to Financial Statements.

16	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
North Carolina — continued
Raleigh, NC, Combined Enterprise System Revenue, SPA-Wells Fargo Bank N.A.	0.040%	3/1/35	$7,680,000	$7,680,000	(a)(b)
Raleigh, NC, COP, Downtown Improvement Project, SPA-Wells Fargo Bank N.A.	0.040%	2/1/34	1,600,000	1,600,000	(a)(b)
Winston-Salem, NC, Water and Sewer System Revenue, Refunding, SPA-Dexia Credit Local	0.050%	6/1/28	2,670,000	2,670,000	(a)(b)
Total North Carolina				71,037,975
Ohio — 0.4%
Cincinnati, OH, GO	4.000%	12/1/14	300,000	302,808
Cincinnati, OH, GO	5.000%	12/1/14	150,000	151,768
Cincinnati, OH, GO, Various Purpose	2.000%	12/1/14	200,000	200,868
Cuyahoga, OH, GO, Various Purpose, Limited Tax	2.500%	12/1/14	100,000	100,555
Hamilton County, OH, Sewer System Revenue, Improvement, Metropolitan Sewer District, NATL	4.000%	12/1/14	100,000	100,916
Ohio State Building Authority Revenue:
State Facilities, Administration Building	4.000%	10/1/14	200,000	200,615
State Facilities, Adult Correctional Projects	5.000%	10/1/14	100,000	100,389
State Facilities, Adult Correctional Projects, AGM	5.000%	4/1/15	125,000	128,452
Ohio State, GO:
Common Schools	4.000%	9/15/14	100,000	100,143
Common Schools	5.000%	9/15/14	250,000	250,453
Common Schools	0.040%	6/15/26	400,000	400,000	(a)(b)
Natural Resources	2.000%	10/1/14	100,000	100,142
Third Frontier Research & Development	2.000%	11/1/14	150,000	150,438
Total Ohio				2,287,547
Oklahoma — 0.8%
Oklahoma State Turnpike Authority Revenue, SPA-JPMorgan Chase	0.030%	1/1/28	5,000,000	5,000,000	(a)(b)
Oregon — 1.1%
Oregon State Facilities Authority Revenue, Episcopal School Projects, LOC-U.S. Bank	0.050%	10/1/34	2,600,000	2,600,000	(a)(b)
Oregon State, GO:
Veterans Welfare, SPA-U.S. Bank N.A.	0.030%	6/1/28	1,645,000	1,645,000	(a)(b)
Veterans Welfare, SPA-U.S. Bank N.A.	0.030%	12/1/41	2,750,000	2,750,000	(a)(b)
Portland, OR, Sewer System Revenue, First Lien	5.000%	6/1/15	140,000	144,899
Total Oregon				7,139,899
Pennsylvania — 6.5%
Adams County, PA, IDA Revenue, LOC-PNC Bank N.A.	0.040%	6/1/32	2,150,000	2,150,000	(a)(b)
Allegheny County, PA, Higher Education Building Authority, University Revenue, Carnegie Mellon University, SPA-Bank of New York	0.030%	12/1/37	6,000,000	6,000,000	(a)(b)

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	17

Schedule of investments (cont’d)

August 31, 2014

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Pennsylvania — continued
Allegheny County, PA, IDA Revenue, Western Pennsylvania School for Blind Children, SPA-PNC Bank N.A.	0.050%	7/1/31	$5,000,000	$5,000,000	(a)(b)
Allegheny County, PA, IDA, Little Sisters of the Poor Project, LOC-PNC Bank N.A.	0.060%	1/1/28	1,200,000	1,200,000	(a)(b)
Butler County, PA, General Authority Revenue, School District Erie Project, LOC-PNC Bank N.A.	0.050%	9/1/29	6,710,000	6,710,000	(a)(b)
Geisinger Authority, PA, Health System Revenue:
Geisinger Health System, SPA-PNC Bank N.A.	0.030%	8/1/22	2,300,000	2,300,000	(a)(b)
Geisinger Health System, SPA-PNC Bank N.A.	0.030%	8/1/28	400,000	400,000	(a)(b)
Luzerne County, PA, IDA, Lease Revenue, GTD, LOC-PNC Bank N.A.	0.050%	11/1/26	5,800,000	5,800,000	(a)(b)
Montgomery County, PA , GO, SPA-PNC Bank N.A.	0.030%	8/15/24	2,285,000	2,285,000	(a)(b)
Montgomery County, PA, IDA Revenue, Friends’ Central School Corp. Project, LOC-Wells Fargo Bank N.A.	0.050%	3/1/32	910,000	910,000	(a)(b)
Pennsylvania Economic Development Financing Authority, Fitzpatrick Container Co., LOC-PNC Bank N.A.	0.120%	8/1/26	1,500,000	1,500,000	(a)(b)
Pennsylvania Housing Finance Agency, Building Development, SPA-PNC Bank N.A.	0.050%	1/1/34	3,600,000	3,600,000	(a)(b)
Pennsylvania State Higher EFA Revenue, Association Independent Colleges & Universities, Waynesburg College, LOC-PNC Bank N.A.	0.060%	11/1/18	1,000,000	1,000,000	(a)(b)
Pennsylvania State, GO	4.750%	9/1/14	125,000	125,000
Ridley, PA, School District, GO, LOC-TD Bank N.A.	0.050%	11/1/29	2,530,000	2,530,000	(a)(b)
University of Pittsburgh, PA, Commonwealth System of Higher Education Revenue	3.500%	9/15/14	400,000	400,487
Total Pennsylvania				41,910,487
South Carolina — 0.0%
Greenville County, SC, School District Installment Purchase Revenue, Building Equity Sooner	5.000%	12/1/14	150,000	151,759
South Dakota — 0.4%
South Dakota State Housing Development Authority, MFH Revenue, Country Meadows Apartments Project, LIQ-FHLMC	0.050%	1/1/44	2,420,000	2,420,000	(a)(b)
Tennessee — 1.1%
Blount County, TN, Public Building Authority, Local Government Public Improvement, LOC-Branch Banking & Trust	0.040%	6/1/39	3,640,000	3,640,000	(a)(b)
Blount County, TN, Public Building Authority Revenue	0.040%	6/1/42	2,970,000	2,970,000	(a)(b)
Hendersonville, TN, Utility District Waterworks & Sewer Revenue	4.000%	2/1/15	305,000	309,771
Memphis, TN, GO, General Improvement	5.000%	11/1/14	275,000	277,170
Total Tennessee				7,196,941

See Notes to Financial Statements.

18	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Texas — 3.9%
Arlington, TX, ISD, GO, PSF-GTD, School Building	4.000%	2/15/15	$100,000	$101,696
Austin, TX, Water & Wastewater System Revenue, NATL	5.000%	11/15/14	250,000	252,432
Corpus Christi, TX, GO, General Improvement, Assured Guaranty	5.000%	3/1/15	100,000	102,315
Denton ,TX, GO, Improvement	2.000%	2/15/15	420,000	423,326
El Paso, TX, ISD, GO, PSF-GTD	5.000%	2/15/15	100,000	102,147
El Paso, TX, Water & Sewer Revenue	3.500%	3/1/15	150,000	152,403
Garland, TX, GO	2.000%	2/15/15	155,000	156,208
Harris County, TX, Cultural Education Facilities Finance Corp. Revenue, Memorial Herman Health System	0.020%	12/1/43	4,050,000	4,050,000	(a)(b)
Harris County, TX, Cultural Education Facilities Finance Corp. Special Facilities Revenue, Texas Medical Center, LOC-JPMorgan Chase	0.030%	9/1/31	100,000	100,000	(a)(b)
Houston, TX, GO	4.000%	3/1/15	150,000	152,773
Metropolitan Higher Education Authority, TX, Revenue, University of Dallas, LOC-JPMorgan Chase	0.070%	8/1/38	3,815,000	3,815,000	(a)(b)
Rockwall, TX, ISD, GO, School Building, PSFG, SPA-Dexia Credit Local	0.050%	8/1/37	100,000	100,000	(a)(b)
State of Texas, GO, Veterans, SPA-Bank of New York Mellon	0.050%	12/1/43	2,465,000	2,465,000	(a)(b)
Tarrant, TX, Regional Water District Revenue, Water Control And Improvement	5.000%	3/1/15	150,000	153,503
Texas State, GO, Mobility Fund, SPA-Royal Bank of Canada	0.040%	4/1/30	5,590,000	5,590,000	(a)(b)
University of Houston, TX, Revenue, AGM	5.000%	2/15/15	100,000	102,148
University of Texas	0.030%	8/1/16	2,410,000	2,410,000	(a)(b)
University of Texas, TX, Permanent University Fund Revenue	0.030%	7/1/38	4,905,000	4,905,000	(a)(b)
Total Texas				25,133,951
Utah — 0.0%
Davis County, UT, School District, GO, School Building, Utha School Bond Guaranty Program	4.250%	6/1/15	100,000	102,928
Vermont — 1.2%
Vermont Housing Finance Agency, Student Housing Facilities Revenue, West Block University Vermont Project, LOC-Sovereign Bank FSB & Lloyds TSB Bank PLC	0.070%	7/1/37	7,940,000	7,940,000	(a)(b)
Virginia — 2.7%
Fauquier County, VA, IDA Revenue, Highland School Project, LOC-Branch Banking & Trust	0.040%	12/1/33	3,350,000	3,350,000	(a)(b)
Loudoun County, VA, GO, Public Improvement	4.000%	12/1/14	140,000	141,314
Lynchburg, VA, IDA Revenue:
Central Health Inc., NATL, LOC-Branch Banking & Trust	0.040%	1/1/35	6,700,000	6,700,000	(a)(b)
Central Health Inc., NATL, LOC-Branch Banking & Trust	0.040%	1/1/35	6,350,000	6,350,000	(a)(b)

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	19

Schedule of investments (cont’d)

August 31, 2014

Western Asset Institutional AMT Free Municipal Money Market Fund

Security	Rate	Maturity Date	Face Amount	Value
Virginia — continued
Suffolk, VA, GO, Public Improvement	4.000%	2/1/15	$100,000	$101,534
Virginia Beach, VA, GO	5.000%	9/15/14	200,000	200,366
Virginia State College Building Authority, Educational Facilities Revenue:
21st Century College & Equipment	2.250%	2/1/15	100,000	100,825
Public Higher Educational Financing Program, State Intercept	5.000%	9/1/14	150,000	150,000
Total Virginia				17,094,039
Washington — 3.7%
King County, WA, GO, Public Transportation Sales Tax	4.000%	12/1/14	100,000	100,933
Washington State Health Care Facilities Authority Revenue, Multicare Health System, LOC-Barclays Bank PLC	0.040%	8/15/41	12,210,000	12,210,000	(a)(b)
Washington State HFC, Non-Profit Housing Revenue, Panorama City Project, LOC-Wells Fargo Bank N.A.	0.050%	1/1/27	6,200,000	6,200,000	(a)(b)
Washington State Higher EFA Revenue, Seattle University Project, LOC-U.S. Bank N.A.	0.050%	5/1/28	4,840,000	4,840,000	(a)(b)
Washington State University Revenue, General	3.000%	10/1/14	245,000	245,549
Washington State, GO	5.000%	1/1/15	100,000	101,576
Total Washington				23,698,058
Wisconsin — 1.1%
Kenosha, WI, GO	4.000%	9/1/14	100,000	100,000
La Crosse, WI, GO, Promissory Notes & Corporate Purpose	2.000%	12/1/14	100,000	100,429
Madison, WI, GO, Promissory Notes	3.750%	10/1/14	100,000	100,287
Wisconsin State Clean Water Revenue	5.000%	6/1/15	100,000	103,524
Wisconsin State HEFA Revenue, Hospital Sisters Services, LOC-Bank of Montreal	0.050%	8/1/40	6,200,000	6,200,000	(a)(b)
Wisconsin State, GO	5.000%	5/1/15	300,000	309,408
Total Wisconsin				6,913,648
Wyoming — 0.2%
Sweetwater Country, WY, PCR, Pacific Corp., LOC-Bank of Nova Scotia	0.050%	12/1/20	1,200,000	1,200,000	(a)(b)
Total Investments — 100.1% (Cost — $645,033,183#)				$645,033,183
Liabilities in Excess of Other Assets — (0.1)%				(365,931)
Total Net Assets — 100.0%				$644,667,252

(a)	Variable rate demand obligations have a demand feature under which the Fund can tender them back to the issuer or liquidity provider on no more than 7 days notice.

(b)	Maturity date shown is the final maturity date. The security may be sold back to the issuer before final maturity.

(c)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(d)	Security is purchased on a when-issued basis.

#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

20	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Western Asset Institutional AMT Free Municipal Money Market Fund

Abbreviations used in this schedule:
AGM	— Assured Guaranty Municipal Corporation — Insured Bonds
AMBAC	— American Municipal Bond Assurance Corporation — Insured Bonds
BAN	— Bond Anticipation Notes
CDA	— Communities Development Authority
COP	— Certificates of Participation
CSD	— Central School District
DFA	— Development Finance Agency
EDR	— Economic Development Revenue
EFA	— Educational Facilities Authority
FHA	— Federal Housing Administration
FHLB	— Federal Home Loan Bank
FHLMC	— Federal Home Loan Mortgage Corporation
FNMA	— Federal National Mortgage Association
GNMA	— Government National Mortgage Association
GO	— General Obligation
GTD	— Guaranteed
HDC	— Housing Development Corporation
HEFA	— Health & Educational Facilities Authority
HFA	— Housing Finance Authority
HFC	— Housing Finance Commission
IDA	— Industrial Development Authority
IFA	— Industrial Finance Agency
ISD	— Independent School District
ISO	— Independent System Operator
LIQ	— Liquidity Facility
LOC	— Letter of Credit
MFH	— Multi-Family Housing
MTA	— Metropolitan Transportation Authority
NATL	— National Public Finance Guarantee Corporation — Insured Bonds
PART	— Partnership Structure
PCR	— Pollution Control Revenue
PFA	— Public Facilities Authority
PSF	— Permanent School Fund
PSFG	— Permanent School Fund Guaranty
SPA	— Standby Bond Purchase Agreement — Insured Bonds
TAN	— Tax Anticipation Notes
TECP	— Tax Exempt Commercial Paper
TFA	— Transitional Finance Authority
TRAN	— Tax and Revenue Anticipation Note

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	21

Schedule of investments (cont’d)

August 31, 2014

Western Asset Institutional AMT Free Municipal Money Market Fund

Ratings table* (unaudited)
Standard & Poor’s/Moody’s/Fitch**
A-1	66.8%
VMIG 1	20.8
P-1	3.2
SP-1	2.2
AA/Aa	1.4
F-1	0.8
MIG 1	0.6
AAA/Aaa	0.3
NR	3.9
100.0%

*	As a percentage of total investments.

**	Standard & Poor’s primary rating; Moody’s secondary; then Fitch. The ratings shown are based on each portfolio security’s rating as determined by Standard & Poor’s, Moody’s or Fitch, each a Nationally Recognized Statistical Rating Organization (“NRSRO”). These ratings are the opinions of the NRSRO and are not measures of quality or guarantees of performance. Securities may be rated by other NRSROs, and these ratings may be higher or lower.

See Notes to Financial Statements.

22	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Statement of assets and liabilities

August 31, 2014

Assets:
Investments, at value	$645,033,183
Cash	42,981
Receivable for securities sold	600,000
Interest receivable	420,763
Receivable for Fund shares sold	31,228
Receivable from investment manager	3,866
Prepaid expenses	45,798
Total Assets	646,177,819

Liabilities:
Payable for securities purchased	1,002,620
Payable for Fund shares repurchased	413,983
Service and/or distribution fees payable	3,955
Trustees’ fees payable	924
Distributions payable	522
Accrued expenses	88,563
Total Liabilities	1,510,567
Total Net Assets	$644,667,252

Net Assets:
Par value (Note 6)	$6,447
Paid-in capital in excess of par value	644,821,043
Overdistributed net investment income	(108)
Accumulated net realized loss on investments	(160,130)
Total Net Assets	$644,667,252

Shares Outstanding:
Institutional Shares	552,025,680
Investor Shares	92,654,840

Net Asset Value:
Institutional Shares	$1.00
Investor Shares	$1.00

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	23

Statement of operations

For the Year Ended August 31, 2014

Investment Income:
Interest	$676,794

Expenses:
Investment management fee (Note 2)	1,648,851
Legal fees	64,995
Registration fees	63,933
Fund accounting fees	60,378
Service and/or distribution fees (Notes 2 and 4)	41,783
Audit and tax fees	37,119
Shareholder reports	36,425
Transfer agent fees (Note 4)	23,729
Insurance	13,487
Trustees’ fees	12,227
Custody fees	5,449
Miscellaneous expenses	5,897
Total Expenses	2,014,273
Less: Fee waivers and/or expense reimbursements (Notes 2 and 4)	(1,588,769)
Net Expenses	425,504
Net Investment Income	251,290
Net Realized Loss from Investments	(1,918)
Increase in Net Assets from Operations	$249,372

See Notes to Financial Statements.

24	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Statements of changes in net assets

For the Years Ended August 31,	2014	2013

Operations:
Net investment income	$251,290	$304,071
Net realized loss	(1,918)	(1,665)
Increase in Net Assets From Operations	249,372	302,406

Distributions to Shareholders From (Notes 1 and 5):
Net investment income	(251,306)	(304,162)
Decrease in Net Assets From Distributions to Shareholders	(251,306)	(304,162)

Fund Share Transactions (Note 6):
Net proceeds from sale of shares	368,937,002	419,676,500
Reinvestment of distributions	237,128	282,719
Cost of shares repurchased	(381,702,688)	(627,019,477)
Decrease in Net Assets From Fund Share Transactions	(12,528,558)	(207,060,258)
Decrease in Net Assets	(12,530,492)	(207,062,014)

Net Assets:
Beginning of year	657,197,744	864,259,758
End of year*	$644,667,252	$657,197,744
*Includesoverdistributed net investment income of:	$(108)	$(92)

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	25

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:
Institutional Shares[1]	2014[2]		2013[2]		2012[3]		2012[4]	2011[4]	2010[4]

Net asset value, beginning of year	$1.000		$1.000		$1.000		$1.000	$1.000	$1.000

Income (loss) from operations:
Net investment income	0.000	[5]	0.000	[5]	0.000	[5]	0.001	0.002	0.002
Net realized gain (loss)	(0.000)	[5]	(0.000)	[5]	(0.000)	[5]	0.000 [5]	0.000 [5]	(0.001)
Total income from operations	0.000	[5]	0.000	[5]	0.000	[5]	0.001	0.002	0.001

Less distributions from:
Net investment income	(0.000)	[5]	(0.000)	[5]	(0.000)	[5]	(0.001)	(0.002)	(0.001)
Total distributions	(0.000)	[5]	(0.000)	[5]	(0.000)	[5]	(0.001)	(0.002)	(0.001)

Net asset value, end of year	$1.000		$1.000		$1.000		$1.000	$1.000	$1.000
Total return[6]	0.04%		0.04%		0.01%		0.10%	0.23%	0.15%

Net assets, end of year (millions)	$552		$657		$864		$1,097	$1,256	$1,339

Ratios to average net assets:
Gross expenses	0.30%		0.30%		0.31%[7]		0.29%	0.28%	0.29%[8]
Net expenses[9,10,11]	0.06	[12]	0.15	[12]	0.20	[7,12]	0.22	0.20	0.24 [8]
Net investment income	0.04		0.04		0.05	[7]	0.10	0.21	0.16

[1]	Effective September 28, 2009, Class A shares were renamed Institutional Shares.

[2]	Per share amounts have been calculated using the average shares method.

[3]	For the period June 1, 2012 through August 31, 2012.

[4]	For the year ended May 31.

[5]	Amount represents less than $0.001 per share.

[6]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[7]	Annualized.

[8]

Included in the expense ratios is the Treasury Guarantee Program fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.27% and 0.22% for the year ended May 31, 2010, respectively.

[9]

As a result of an expense limitation arrangement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional shares did not exceed 0.23%. This expense limitation arrangement cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.

[10]	Reflects fee waivers and/or expense reimbursements.

[11]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[12]	In order to maintain a minimum yield, additional waivers were implemented.

See Notes to Financial Statements.

26	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:
Investor Shares[1]	2014[2]

Net asset value, beginning of period	$1.000

Income (loss) from operations:
Net investment income	0.000	[3]
Net realized and unrealized gain	(0.000)	[3]
Total income from operations	0.000	[3]

Less distributions from:
Net investment income	(0.000)	[3]
Total distributions	(0.000)	[3]

Net asset value, end of period	$1.000
Total return[4]	0.01%

Net assets, end of period (millions)	$93

Ratios to average net assets:
Gross expenses[5]	0.40%
Net expenses[5,6,7,8,9]	0.08
Net investment income[5]	0.01

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the period December 23, 2013 (inception date) to August 31, 2014.

[3]	Amount represents less than $0.001 per share.

[4]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Annualized.

[6]

As a result of an expense limitation arrangement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Investor shares did not exceed 0.35%. This expense limitation arrangement cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.

[7]	Reflects fee waivers and/or expense reimbursements.

[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[9]	In order to maintain a minimum yield, additional waivers were implemented.

See Notes to Financial Statements.

Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report	27

Notes to financial statements

1. Organization and significant accounting policies

Western Asset Institutional AMT Free Municipal Money Market Fund (the “Fund”) is a separate diversified investment series of Legg Mason Partners Institutional Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. In accordance with Rule 2a-7 under the 1940 Act, money market instruments are valued at amortized cost, which approximates market value. This method involves valuing portfolio securities at their cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Fund’s use of amortized cost is subject to its compliance with certain conditions as specified by Rule 2a-7 under the 1940 Act.

The Board of Trustees is responsible for the valuation process and has delegated the supervision of the daily valuation process to the Legg Mason North American Fund Valuation Committee (the “Valuation Committee”). The Valuation Committee, pursuant to the policies adopted by the Board of Trustees, is responsible for making fair value determinations, evaluating the effectiveness of the Fund’s pricing policies, and reporting to the Board of Trustees.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. These inputs are summarized in the three broad levels listed below:

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

28	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

The inputs or methodologies used to value securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used in valuing the Fund’s assets carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Short-term investments†	—	$645,033,183	—	$645,033,183

†	See Schedule of Investments for additional detailed categorizations.

(b) Repurchase agreements. The Fund may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Fund acquires a debt security subject to an obligation of the seller to repurchase, and of the Fund to resell, the security at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian, acting on the Fund’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Fund generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Fund seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Securities traded on a when-issued basis. The Fund may trade securities on a when-issued basis. In a when-issued transaction, the securities are purchased or sold by the Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction.

Purchasing such securities involves risk of loss if the value of the securities declines prior to settlement. These securities are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(d) Credit and market risk. Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and

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Notes to financial statements (cont’d)

principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

The Fund may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets and in some cases are backed by a financial institution serving as a liquidity provider. Demand features are often issued by third party financial institutions, generally domestic and foreign banks, and by brokerage firms or insurance companies. Frequently, floating rate and variable rate obligations are secured by letters of credit or other credit support arrangements provided by banks. Accordingly, the credit quality and liquidity of the Fund’s investments may be dependent in part on the credit quality of the institutions supporting the Fund’s investments and changes in the credit quality of these institutions could cause losses to the Fund and affect its share price. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, and some may be asset-backed or mortgage-backed securities. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

(e) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. The cost of investments sold is determined by use of the specific identification method.

(f) Distributions to shareholders. Distributions from net investment income on the shares of the Fund are declared each business day and are paid monthly. The Fund intends to satisfy conditions that will enable interest from municipal securities, which is exempt from federal and certain state income taxes, to retain such tax-exempt status when distributed to the shareholders of the Fund. Distributions of net realized gains, if any, are taxable and are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(g) Share class accounting. Investment income, common expenses and realized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(h) Compensating balance arrangements. The Fund has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Fund’s cash on deposit with the bank.

(i) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as

30	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of August 31, 2014, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Dividends paid by the Fund from net interest received on tax-exempt money market instruments are not includable by shareholders as gross income for federal income tax purposes because the Fund intends to meet certain requirements of the Internal Revenue Code applicable to regulated investment companies, including Subchapter M, which will enable the Fund to pay exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

(j) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the Fund had no reclassifications.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Fund pays an investment management fee, calculated daily and paid monthly, in accordance with the following breakpoint schedule:

Average Daily Net Assets	Annual Rate
First $1 billion	0.250%
Next $1 billion	0.225
Next $3 billion	0.200
Next $5 billion	0.175
Over $10 billion	0.150

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

As a result of expense limitation arrangements between the Fund and LMPFA, the ratio of expenses other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of the Fund’s Institutional and Investor Shares did

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Notes to financial statements (cont’d)

not exceed 0.23% and 0.35%, respectively . These expense limitation arrangements cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.

The investment manager has voluntarily undertaken to limit fund expenses in order to maintain a minimum yield. Such expense limitations may fluctuate daily and are voluntary and temporary and may be terminated by the investment manager at any time without notice.

During the year ended August 31, 2014, fees waived and/or expenses reimbursed amounted to $1,567,877.

The investment manager is permitted to recapture amounts waived or reimbursed to a class during the same fiscal year if the Fund’s total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expenses incurred. In no case will the investment manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC, a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Derivative instruments and hedging activities

GAAP requires enhanced disclosure about an entity’s derivative and hedging activities.

During the year ended August 31, 2014, the Fund did not invest in derivative instruments.

4. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service and/or distribution fee with respect to its Investor shares calculated at the annual rate of 0.10% of the average daily net assets. Service and distribution fees are accrued daily and paid monthly.

For the year ended August 31, 2014, class specific expenses were as follows:

	Service and/or Distribution Fees*	Transfer Agent Fees
Institutional Shares	—	$22,518
Investor Shares[1]	$41,783	1,211
Total	$41,783	$23,729

[1]	For the period December 23, 2013 (inception date) to August 31, 2014.

*	Amount shown is exclusive of waivers. For the year ended August 31, 2014, the distribution fees waived amounted to $20,892 for Investor shares. Such waivers are voluntary and may be reduced or terminated at any time.

32	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

For the year ended August 31, 2014, waivers and/or expense reimbursements by class were as follows:

Waivers/Expense Reimbursements
Institutional Shares	$1,457,605
Investor Shares[1]	131,164
Total	$1,588,769

[1]	For the period December 23, 2013 (inception date) to August 31, 2014.

5. Distributions to shareholders by class

	Year Ended August 31, 2014	Year Ended August 31, 2013
Net Investment Income:
Institutional Shares	$247,127	$304,162
Investor Shares[1]	4,179	—
Total	$251,306	$304,162

[1]	For the period December 23, 2013 (inception date) to August 31, 2014.

6. Shares of beneficial interest

At August 31, 2014, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Year Ended August 31, 2014	Year Ended August 31, 2013
Institutional Shares
Shares sold	143,206,373	419,676,500
Shares issued on reinvestment	233,253	282,719
Shares repurchased	(248,623,024)	(627,019,477)
Net decrease	(105,183,398)	(207,060,258)

Investor Shares[1]
Shares sold	225,730,629	—
Shares issued on reinvestment	3,875	—
Shares repurchased	(133,079,664)	—
Net increase	92,654,840	—

[1]	For the period December 23, 2013 (inception date) to August 31, 2014.

Because the Fund has maintained a $1.00 net asset value per share from inception, the number of shares sold, shares issued on reinvestment of dividends declared, and shares repurchased, is equal to the dollar amount shown in the Statements of Changes in Net Assets for the corresponding fund share transactions.

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Notes to financial statements (cont’d)

7. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions per share:

Record Date Payable Date	Institutional Shares	Investor Shares
Daily 9/30/2014	0.000032	0.000008

The tax character of distributions paid during the fiscal years ended August 31, were as follows:

	2014	2013
Distributions Paid From:
Tax-exempt income	$251,306	$304,162

As of August 31, 2014, there were no significant differences between the book and tax components of net assets.

As of August 31, 2014, the Fund had capital losses of $6,496 that have been deferred in the current year as either short-term or long-term losses. These losses will be deemed to arise on the first day of the next taxable year in the same character as they were originally deferred. These losses must be utilized before any of the Fund’s capital loss carryforward may be utilized.

Additionally, as of August 31, 2014, the Fund had the following net short-term capital loss carryforwards remaining:

Year of Expiration	Amount
8/31/2016	$(151,406)
8/31/2017	(2,228)
$(153,634)

These amounts will be available to offset any future taxable capital gains.

8. Money market fund reform

In July 2014, the U.S. Securities and Exchange Commission adopted money market fund reform to address potential systemic risks associated with money market funds and to improve transparency for money market fund investors. The reforms will require institutional prime and institutional municipal money market funds to sell and redeem shares at prices based on their market value (a floating net asset value). The reforms will also allow money market funds to impose liquidity fees and suspend redemptions temporarily, and will impose new requirements related to diversification, stress testing, and disclosure. As a result, the Fund may be required to implement changes that will impact and may adversely affect the Fund and its investors. The new rules will take effect in stages over the next two years.

34	Western Asset Institutional AMT Free Municipal Money Market Fund 2014 Annual Report

Report of independent registered public accounting firm

The Board of Trustees and Shareholders

Legg Mason Partners Institutional Trust:

We have audited the accompanying statement of assets and liabilities of Western Asset Institutional AMT Free Municipal Money Market Fund (the “Fund”), a series of Legg Mason Partners Institutional Trust, including the schedule of investments, as of August 31, 2014, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2014, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Western Asset Institutional AMT Free Municipal Money Market Fund as of August 31, 2014, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

October 17, 2014

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